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                                                                   EXHIBIT 10.21

August 26, 1996

Dr. Eric Kaplan
4727 Marlwood Lane
North Palm Beach, FL 33418

Dear Dr. Kaplan,

This letter, when accepted by you in a manner hereinafter provided, will evidence the agreement among Complete Wellness Centers, Inc., a Delaware Corporation (the "Company") and Dr. Eric Kaplan (the "Employee") for the provision of certain services to be rendered by Employee to the Company (the "Agreement"), all under the following terms and conditions to wit:

1. EMPLOYMENT DUTRES

The Company shall employ Employee as Senior Director for Operations and Development. Employee shall report to the President and Chief Operating Officer subject in all events to the control and supervision of the Board of Directors.

Employee shall devote his time and best efforts on a substantially full time basis to the business and affairs of the Company. It is understood by Employee and Company that Employee shall be primarily located in Florida but shall be available for travel to the Company's Headquarters office, field operations, and developmental prospects as needed and for up to three working, days per week, limited to a maximum of ten working days per month.

     Engagement. Company hereby employs Eric S. Kaplan with principal responsibilities as follows:

          (i) the integration and oversight of the search and acquisition and/or management of chiropractic clinics and their integration with medical professionals and services ("Integration"),
          (ii) the development of medical clinics that integrate traditional medical professionals with alternative medical providers including chiropractic ("Integrated Medical Centers"),
          (iii) the development of ancillary services to be offered at the Integrated Medical Centers.

2.   EMPLOYMENT TERM

This Agreement shall commence on August 26, 1996, and shall end three years from date of inception (the "Employment Term") unless extended by the Company and Employee in writing or unless sooner terminated in accordance with the provisions of this Agreement. The term of this Agreement is coterminous with the Consulting Agreement between the Company and J.E.M., Inc.
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3.   COMPENSATION, EXPENSES, ETC.

In consideration of performance of the services and activities hereby, the Company shall pay Employee compensation as follows:

     A. A base salary of four thousand ($4,000) per month, which shall accrue until such time as the Company closes its initial public offering. Upon the close of the Company's initial public offering, all accrued salary shall be paid in full. At such time, the base salary shall be increased to forty eight thousand dollars ($48,000) per annum, in cash, paid semi-monthly in arrears.

     B. Employee shall receive a performance bonus (the "Bonus") equal to twenty percent (20%) of the Company's Bonus Fund, in accordance with the Company's 1995 Bonus Plan for Key Executives. For the purpose of this Section 3, the "Bonus Fund" shall be equal to at least ten percent (10%) of the Company's pre-tax income. Such bonus shall be paid within ninety (90) days after the end of each Company fiscal year which shall be December 31.

     C. After the initial public offering is closed, an automobile allowance of five hundred dollars ($500) per month.

     D. Four (4) weeks of compensated personal leave which shall vest ratably throughout the year.

     E. Upon termination of this Agreement pursuant to Sections 5a or 5b, Employee shall receive a severance payment equal to Sixty Thousand dollars ($60,000). Such severance shall be payable in six (6) equal monthly installments beginning in the second calendar month following the month in which termination occurs.

     F. The Company shall provide Employee with an office and secretarial services comparable to those of its other executive employees after the initial public offering. Until such public offering is closed, Employee shall work out of his home.

     G. The Company shall provide Employee with such medical and other benefits as the Company shall make available to its executive employees.

The Company shall deduct the usual withholding taxes from Employee's compensation consistent with standard practices and applicable federal and state laws.

The Company shall reimburse Employee for any documented out of pocket expenses incurred in connection with the duties and responsibilities described herein, subject to the Company's policies.
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4.   STOCK OPTIONS

Employee will be granted upon execution of this Agreement options (the "Options") to purchase one hundred forty thousand (140,000) shares of the Company's common stock at an exercise price of $.20 per share under the Company's Incentive Stock Option Plan. The Options will be evidenced by a stock option agreement and will vest with respect to 40,000 options on August 26, 1996, 50,000 options on August 26, 1997, and 50,000 options on August 26, 1998 and shall be exercisable for a period of five years from August 26, 1996.

However, in the event the Agreement is terminated pursuant to Sections 5a, b, c, or d, such Options shall be exercisable for a period of three (3) months from the date of termination, if they vested prior to termination.


5.   TERMINATION

This Agreement may be terminated prior to the end of the Employment Term,
     a)   by the written mutual agreement between Company and Employee;
     b) by the death of Employee or Ws disability (with the exception of his present disability) for a period of one hundred and twenty (120) consecutive days or the adjudicated mental incompetency of Employee-or
     C) by the Company for cause, where "cause" shall mean for purpose of this Agreement:
               1) a violation by Employee of any material provision of this Agreement, a breach of fiduciary duty, manifest incompetence, gross negligence of duty or conduct; where such violation, activity, or conduct is not remedied by Employee within thirty
               (30) days of written notice from the Company.
               2)   Employee's conviction of a felony; or
     d) by the Company or Employee if the initial public offering is not closed by January 3 1, 1997.
     e)   by Employee within 30 days following the initial public offering;

6.   COVENANT NOT TO COMPETE, NOT TO SOLICIT

     6.1 This Section 6.1 A and B shall apply to Termination Sections 5a, 5b, or 5c and not 5d, or 5e. Section 6.1 C shall apply under all conditions of Section 5.

          A. During the Employment Term and for six (6) months thereafter, the Employee will not without the prior written permission of the Company (which shall not be unreasonably withheld in the event of participation by Employee in a business activity that is not directly related to the Company's or any of its subsidiaries' or affiliates' line of business), in each instance directly or indirectly carry on or participate in a business the same as or similar to or in competition with that conducted or engaged in by the Company or any of its subsidiaries or affiliates.
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          B. The term "carry on or participate in a business the same as or similar to that conducted or engaged in by the Company or any of its subsidiaries or affiliates" shall include the Employee, directly or indirectly, doing any of the following listed acts, other than carrying on or engaging in activities expressly permitted under this Agreement.

               (i) Carrying on or engaging in any such business as a principal, or solely or jointly with others as a director, officer, agent, employee, consultant or partner, or stockholder or limited partner owning more than five percent (5%) of the stock or equity interests in or securities convertible into more than five percent (5%) of the stock of or equity interests in any corporation, association or limited partnership; or
               (ii) As agent or principal carrying on or engaging in any activities or negotiations with respect to the acquisition or disposition of any such business; or
               (iii) Lending credit or money for the purpose of establishing or operating any such business; or
               (iv) Giving advice to any other firm, association, corporation or other entity engaging in any such business; or
               (v) Lending or allowing his name or reputation to be used in any such business; without Company's approval; or

          C. In the event of a breach or threatened breach by the Employee of the provisions of this Section 6, the Company shall be entitled to injunctive relief against the Employee. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Employer for such breach or threatened breach, including without limitation the recovery of damages from the Employee.

6.2 During the Employment Term and for one (1) year thereafter, the Employee will not without the prior written permission of the Company in each instance will not solicit, or attempt to solicit and employ any employee of the Company or any of its subsidiaries or affiliates, or commit an act the primary purpose of which is to induce any employee of the Company or any of its subsidiaries or affiliates to leave such employment or significantly interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, relating to the business activities between the Company or any of its subsidiaries or affiliates and their respective prospects.

6.3 The parties hereto consider the restrictions contained in this Section 6 to be reasonable. If, however, such restrictions are found by any court having jurisdiction to be unreasonable because they are (or any of them is) too broad, then such restrictions shall nevertheless remain effective, but shall be considered amended as to protection of business, time or geographic area in whatever manner is considered reasonable by that court and, as so amended, shall be enforced.

6.4 The provisions of this Section 6 shall survive the expiration or termination, for any reason, of this Agreement and shall be separately enforceable.

7    NON-DISCLOSURE OF CONFRDENTIAL INFORMATION
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     A.   The Employee agrees that he will not, during the Employment Term or thereafter, make use of, divulge or otherwise disclose, directly or indirectly, any trade or business secret (including, without limitation, any customer list, data, records or financial information constituting a trade or business secret) concerning the business or policies of the Company or any of its subsidiaries or affiliates which he may have learned as a result of his employment during the Employment Term or prior thereto as shareholder, employee, officer and/or director or the Company except to the extent such use or disclosure is necessary to the performance of this Agreement and in furtherance of the Company's best interest. The provisions of this
          Section 7 shall survive the expiration or termination, for any reason, of this Agreement. However, any material brought to the Company by Employee is Employee's sole property which may be utilized by the Company during the term of this Agreement.

     B. The Employee shall not during the Employment Term or for six (6) months thereafter make use of, divulge or otherwise disclose, directly or indirectly, any confidential information concerning the business or policies of the Company or any of its subsidiaries or affiliates which he may have learned while a shareholder, employee, officer and/or director of the Company.

     C. In the event of a breach or threatened breach by the Employee of the provisions of this Section 7, the Company shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, any such trade or business secret and/ or any such confidential information, or from rendering any services to any person, firm, corporation association, or other entity to whom any such trade or business secret and/or any such confidential information, in whole or in part, has been disclosed or is threatened to be disclosed.
          Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including without limitation the recovery of damages from the Employee.

     D. The provisions of this Section 7 shall survive the expiration or termination, for any reason, of this Agreement and shall be separately enforceable.

8.   AMENDMENT

This Agreement may be amended only by the written agreement of the Company and Employee.

9.   SUCCESSORS AND ASSIGNS

The Company's rights and obligations under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company; and the Company may delegate all or any part of its rights and obligations hereunder to any affiliate or subsidiary of the Company.
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The Employee acknowledges and agrees that this Agreement is personal to him and
Its rights and interests hereunder may not be assigned, nor may his obligations and duties hereunder be delegated.

10.  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of 5 Maryland.

11. ENTIRE AGREEMENT

This Agreement supersedes any and all other agreements, either oral or written heretofore made with respect to the subject matter hereof

12.  SEVERABILITY

Any provision of this Agreement which is found to be unenforceable in any jurisdiction, shall, as to such jurisdiction only, be ineffective to the extent of such unenforceability, without invalidating or otherwise affecting the remaining provisions hereof If any of the covenants against competition contained in Section 6 are found by a court having jurisdiction to be unreasonable in duration, geographical scope, or character of restriction, the covenant shall not be rendered unenforceable thereby, but rather the duration, geographical scope, or character of restriction of said covenant shall respectively be reduced or modified to render the covenant reasonable and the covenant shall be enforced as modified.

13.  COUNTERPARTS

This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

14.  NOTICES

All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to:

     a) Employee at the address shown above, or at such other address or addresses as Employee shall designate to the Company in accordance with this Section, or

     b) Company at the address set forth on the above letterhead, or at such other address as the Company shall designate to Employee in accordance with this section.
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15.  PRONOUNS
Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.

16.  MISCELLANEOUS

     (1) No delay or omission by the Company or Employee in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or Employee on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     (2) The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any of this Agreement.



If the foregoing accurately sets out our agreement with regard to the above, please indicate your acceptance by executing and returning two copies of this letter to the undersigned.


Very truly yours,

COMPLETE WELLNESS CENTERS, INC            Accepted and agreed to this _____ day
                                                         of 1996.

By:
   ---------------------------------      -------------------------------------
     E. Eugene Sharer                                Eric Kaplan, D.C.
     President and Chief Operating
     Officer